UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2022

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(202) 235-2690

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE

INNOVATE Corp. is filing this amendment to its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on August 2, 2022, solely for the purpose of correcting an inadvertent omission to include Exhibit 104 - Cover Page Interactive Data File with the XBRL tagging, with the filing of the original Current Report on Form 8-K. No other changes have been made to the original Current Report on Form 8-K or the other exhibits thereto.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, the Board of Directors (the “Board”) of INNOVATE Corp. (the “Company”) appointed Amy Wilkinson as a director to fill the remaining vacancy on the Board, effective immediately. Following the appointment of Ms. Wilkinson, the Board consists of five members, four of whom are independent.

Ms. Wilkinson will serve as a director until the Company’s 2023 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. In addition, Ms. Wilkinson was appointed to serve as a member of the Audit Committee of the Board and the Compensation Committee of the Board.

The Board has determined that Ms. Wilkinson qualifies as an independent director under the applicable rules of the New York Stock Exchange (the “NYSE”) and the rules and regulations of the Securities and Exchange Commission (“SEC”). There are no transactions between the Company and Ms. Wilkinson that would require disclosure under Item 404(a) of Regulation S-K. Ms. Wilkinson will participate in the Company’s compensation program for non-employee directors as described under the caption “Compensation of Directors” in the definitive proxy statement for the Company’s 2022 Annual Meeting of Stockholders filed with the SEC on April 27, 2022. The Company will also enter into an indemnification agreement with Ms. Wilkinson in the form attached as Exhibit 10.12 to the Company’s most recent Annual Report on Form 10-K.

Item 7.01. Regulation FD Disclosure.

On August 2, 2022 the Company issued a press release announcing Ms. Wilkinson’s appointment to the Board. The press release related to this announcement is attached hereto as Exhibit 99.1.

The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 8.01 Other Events.

The Company previously disclosed in its Current Report on Form 8-K filed on June 29, 2022 that it had notified the NYSE that it was no longer in compliance with Section 303A.07(a) of the NYSE Listed Company Manual corporate governance standards, which requires, among other things, that the audit committee of a listed company have at least three independent directors. Following the appointment of Ms. Wilkinson to the Audit Committee as described in Item 5.02 of this Current Report on Form 8-K, the Company believes it has regained compliance with this NYSE listing requirement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 2, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2022

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer